                                       AMERICAN SKANDIA ADVISOR FUNDS, INC.
                                          INVESTMENT MANAGEMENT AGREEMENT

                  Agreement  made this 1st day of May,  2003,  between  American  Skandia  Advisor  Funds,  Inc., a
Maryland  corporation (the Fund),  and each of Prudential  Investments  LLC, a New York limited  liability  company
(PI) and American Skandia Investment Services, Inc. (ASISI).

                                                W I T N E S S E T H
                  WHEREAS, the Fund is a diversified,  open-end management  investment company registered under the
Investment Company Act of 1940, as amended (the 1940 Act); and

                  WHEREAS,  the Fund  desires  to retain PI and ASISI  jointly to render or  contract  to obtain as hereinafter  provided  investment  advisory  services to the Fund and the Fund also  desires to avail itself of the facilities  available to PI and ASISI with respect to the  administration of its day-to-day  business affairs,  and both PI and ASISI are willing to render such investment advisory and administrative services; and

                  WHEREAS,  the Fund desires to retain PI and ASISI to act as  co-managers  (in such joint capacity the  Co-Managers)  with respect to the Fund;  it being  understood  that PI, except as otherwise  provided  herein, shall oversee, supervise and assist with ASISI's provision of investment advisory services to the Fund;

                  NOW, THEREFORE, the parties agree as follows:

                  1.       The Fund hereby  appoints the  Co-Managers to act as manager of the Fund and each series thereof set forth on Schedule A hereto  (each a Portfolio)  and as  administrator  of its business  affairs for the period and on the terms set forth in this Agreement.  The Co-Managers  accept such  appointment and agree to render the services  herein  described,  for the  compensation  herein  provided.  Subject to the approval of the Board of
Directors of the Fund, the  Co-Managers  are authorized to enter into one or more  subadvisory  agreements with any subadviser,  whether or not affiliated with the Manager (including,  to the extent legally permissible,  Prudential
Investment  Management,  Inc. and Jennison Associates LLC) (each, a Subadviser),  pursuant to which such Subadviser shall furnish to the Fund and each  Portfolio  investment  advisory  services in connection  with the management of the Fund and such  Portfolio  (each,  a Subadvisory  Agreement).  Subject to the approval of the Board of Directors of the Fund, the  Co-Managers  are authorized to retain more than one  Subadviser  for each  Portfolio,  and if any
Portfolio has more than one  Subadviser,  the  Co-Managers  are authorized to allocate and reallocate the assets of such Portfolio  among the Subadvisers to such  Portfolio.  The Co-Managers  will continue to have joint and several responsibility to the Fund and each Portfolio for all investment  advisory services  furnished to the Fund and such
Portfolio  pursuant  to any  Subadvisory  Agreement.  The  Fund  and  Co-Managers  understand  and  agree  that the
Co-Managers  may  manage  the  Fund  and each  Portfolio  in a  "manager-of-managers"  style  with  either a single
Subadviser or multiple  Subadvisers for such Portfolio,  which  contemplates that the Co-Managers will, among other things and pursuant to an Order issued by the Securities and Exchange  Commission  (SEC): (i) continually  evaluate the  performance  of each  Subadviser to such  Portfolio,  if  applicable,  through  quantitative  and  qualitative analyses and consultations with such Subadviser;  (ii) periodically,  and at least annually,  make  recommendations to the Fund's Board as to whether the contract with each Subadviser should be renewed,  modified,  or terminated in respect  of such  Portfolio;  and (iii)  periodically  report to the  Fund's  Board  regarding  the  results of its evaluation  and  monitoring  functions.  The Fund  recognizes  that,  subject  to Board  approval,  a  Subadviser's
services  in  respect  of  the  Fund  or  any   Portfolio   may  be   terminated   or  modified   pursuant  to  the
"manager-of-managers"  process, and that the Co-Managers may appoint a new Subadviser for any Subadviser that is so removed.

                  2.       Subject  to the  supervision  of the Board of  Directors  of the Fund,  the  Co-Managers
shall  administer  the Fund's  business  affairs and, in connection  therewith,  shall furnish the Fund with office facilities and with clerical,  bookkeeping and  recordkeeping  services at such office  facilities and,  subject to
Section 1 hereof and any  Subadvisory  Agreement,  the  Co-Managers  shall manage the investment  operations of the
Fund and the  composition of the investment  portfolio for each  Portfolio,  including the purchase,  retention and disposition  thereof,  in accordance  with the  Portfolio's  investment  objectives,  policies and  restrictions as stated in the Fund's SEC  registration  statement  on Form N-1A,  as in effect from time to time (the  Registration
Statement), and subject to the following understandings:

                           (a)      With  respect  to  the  Fund  and  each  Portfolio,  the  Co-Managers  (or  the
                  Subadviser(s) to such Portfolio under the  Co-Managers'  supervision)  shall provide  supervision of the  Portfolio's  investments,  and shall  determine  from time to time  what  investments  or securities  will be purchased,  retained,  sold or loaned by the  Portfolio,  and what portion of the assets of such Portfolio will be invested or held uninvested as cash.

                           (b)      With  respect  to  the  Fund  and  each  Portfolio,  the  Co-Managers,  in  the performance of their duties and obligations  under this  Agreement,  shall act in conformity with the  Articles  of  Incorporation  of the  Fund  and  the  Registration  Statement  and  with  the instructions  and  directions  of the Board of  Directors  of the Fund,  and will  conform to and comply  with the  requirements  of the 1940 Act and all other  applicable  federal and state laws and regulations.  In connection  therewith,  the Co-Managers shall,  among other things,  prepare and file (or cause to be  prepared  and  filed)  such  reports  as are,  or may in the future be, required by the SEC).

                           (c)      With  respect  to  the  Fund  and  each  Portfolio,  the  Co-Managers  (or  the
                  Subadviser(s)  to  such  Portfolio  under  the  Co-Managers'  supervision)  shall  determine  the securities  and  futures  contracts  to be  purchased  or sold by such  Portfolio  and will place orders  pursuant  to their  determinations  with or through  such  persons,  brokers,  dealers or futures commission  merchants (including but not limited to Prudential  Securities  Incorporated, to the extent  legally  permissible)  in conformity  with the policy with respect to brokerage as set forth in the  Registration  Statement  or as the Board of  Directors  may direct from time to time. In providing the Fund and each  Portfolio  with  investment  supervision,  it is recognized
                  that  the  Co-Managers  (or  the   Subadviser(s)   to  such  Portfolio  under  the   Co-Managers'
                  supervision)  will give primary  consideration to securing the most favorable price and efficient
                  execution.   Consistent  with  this  policy,  the  Co-Managers  (or  the  Subadviser(s)  to  such
                  Portfolio under the  Co-Managers'  supervision) may consider the financial  responsibility  of or
                  [research  and  investment  information  and other  services]  provided  by  brokers,  dealers or futures  commission  merchants  who may  effect  or be a party to any such  transaction  or other transactions  to which  other  clients  of either of the  Co-Manager  (or  Subadvisers)  may be a party,  the  size  and  difficulty  in  executing  the  order,  and  the  value  of the  expected contribution  of  the  broker  dealer  to  the  investment  performance  of  the  Portfolio  on a continuing  basis.  It  is  understood  that,  to  the  extent  legally  permissible,  Prudential
                  Securities  Incorporated  (or a  broker-dealer  affiliated  with a  Subadviser)  may be  used  as principal  broker  for  securities  transactions,  but  that no  formula  has  been  adopted  for allocation of the Fund's  investment  transaction  business for the Fund or any Portfolio.  It is also  understood  that it is desirable for the Fund and each  Portfolio  that the  Co-Manager (or the  Subadviser(s) to such Portfolio) have access to supplemental  investment and market research and security and  economic  analysis  provided by brokers or futures  commission  merchants,  and that such  brokers or futures  commission  merchants  may  execute  brokerage  transactions  at a higher cost to the Fund and such  Portfolio  than may result when  allocating  brokerage to other brokers or futures  commission  merchants  on the basis of seeking the most  favorable  price and efficient  execution.  Therefore,  the Co-Managers (and the Subadviser(s) to such Portfolio under the  Co-Manager's  supervision)  each is authorized to pay higher  brokerage  commissions for the purchase  and sale of  securities  and  futures  contracts  for the Fund to  brokers  or  futures commission  merchants  who provide such  research and  analysis,  subject to review by the Fund's
                  Board of  Directors  from  time to time with  respect  to the  extent  and  continuation  of this practice.  It is  understood  that the  services  provided by such  broker or futures  commission merchant may be useful to the Co-Manager (or the  Subadviser) in connection  with its services to other clients.

                           On  occasions  when the  Co-Managers  (or any  Subadviser  to such  Portfolio  under the
                  Co-Managers'  supervision)  deem the  purchase or sale of a security or a futures  contract to be in the best interest of the Fund and such  Portfolio as well as other clients of the  Co-Managers
                  (or such  Subadviser),  the Co-Manager (or such Subadviser),  to the extent legally  permissible, may, but shall be under no obligation  to,  aggregate the  securities or futures  contracts to be so sold or purchased in order to obtain the most favorable price or lower  brokerage  commissions and efficient  execution.  In such event,  allocation of the  securities or futures  contracts so purchased  or sold,  as well as the  expenses  incurred in the  transaction,  will be made by the
                  Co-Managers  (or such  Subadviser)  in the  manner  it  considers  to be the most  equitable  and consistent  with its  fiduciary  obligations  to the Fund and such  Portfolio  and to such  other clients.

                           (d)      With  respect  to  the  Fund  and  each  Portfolio,  the  Co-Managers  (or  the
                  Subadviser(s)  to such Portfolio  under the  Co-Managers'  supervision)  shall maintain all books and records  with respect to the Fund's and such  Portfolio's  portfolio  transactions  and shall render to the Fund's  Board of  Directors  such  periodic  and  special  reports as the Board may reasonably request.

                           (e)      With  respect  to  the  Fund  and  each  Portfolio,  the  Co-Managers  (or  the
                  Subadviser(s)  to such Portfolio  under the  Co-Manager's  supervision)  shall be responsible for the  financial  and  accounting  records  to be  maintained  by the  Fund  and  such  Portfolio's
                  (including those being maintained by the Fund's custodian).

                           (f)      With  respect  to  the  Fund  and  each  Portfolio,   the  Co-Manager  (or  the
                  Subadviser(s)  to such Portfolio  under the  Co-Managers'  supervision)  shall provide the Fund's custodian on each business day  information  relating to all  transactions  concerning the assets of the Fund and such Portfolio.

                           (g)      The investment  management services of the Co-Managers under this Agreement are not to be deemed  exclusive,  and the  Co-Managers  shall be free to render  similar  services to others.
                           (h)      The Co-Managers  shall make  reasonably  available their employees and officers for  consultation  with any of the Directors or officers or employees of the Fund with respect to any  matter  discussed  herein,  including,  without  limitation,  the  valuation  of the  Fund's securities.

                     3.    The Fund has delivered to the Co-Managers copies of each of the following documents and will deliver to it all future amendments and supplements, if any:
                           (a)      Articles of Incorporation of the Fund;

                           (b)      By-Laws  of the Fund  (such  By-Laws,  as in effect on the date  hereof  and as amended from time to time, are herein called the "By-Laws");

                           (c)      Certified  resolutions  of the Board of Directors of the Fund  authorizing  the appointment of the Manager and approving the form of this agreement;

                           (d)      Registration  Statement  under the 1940 Act and the  Securities Act of 1933, as amended,  on Form  N-1A,  as filed  with the SEC  relating  to the Fund and its  shares of common stock and all amendments thereto; and

(e)      Each prospectus and statement of additional information of the Fund.

                  4.       The  Co-Managers  shall authorize and permit any of their officers and employees who may be  elected as  Directors  or  officers  of the Fund to serve in the  capacities  in which  they are  elected.  All services to be furnished by the  Co-Managers  under this Agreement may be furnished  through the medium of any such officers or employees of the Co-Managers.

                  5.       The  Co-Managers  shall keep the Fund's books and records  required to be  maintained by it pursuant to Paragraph 2 hereof.  The  Co-Managers  agree that all records  which it  maintains  for the Fund are the property of the Fund,  and they will surrender  promptly to the Fund any such records upon the Fund's  request, provided  however  that the  Co-Managers  may  retain a copy of such  records.  The  Co-Managers  further  agree to preserve  for the  periods  prescribed  by Rule 31a-2  under the 1940 Act any such  records as are  required  to be maintained by the Co-Managers pursuant to Paragraph 2 hereof.

                  6.       During the term of this Agreement, the Co-Managers shall pay the following expenses:

                           (i)      the salaries and expenses of all Directors,  officers and employees of the Fund and the  Co-Managers,  except the fees and  expenses of  Directors  who are not affiliated persons of the Co-Managers or any Subadviser,

                           (ii)     all  expenses  incurred by the  Co-Managers  in  connection  with  managing the ordinary course of the Fund's business,  other than those specifically  assumed by the Fund herein, and

                           (iii)    the  fees,  costs  and  expenses  payable  to  each  Subadviser  pursuant  to a
                                    Subadvisory Agreement.

                  The Fund assumes and will pay the expenses described below:

                           (a)      the fees and expenses  incurred by the Fund or any Portfolio in connection with the management of the investment and reinvestment of its assets,

                           (b)      the fees and expenses of Fund  Directors  who are not  "interested  persons" of the Fund within the meaning of the 1940 Act,

                           (c)      the fees  and  expenses  of the  Custodian  that  relate  to (i) the  custodial function and the recordkeeping  connected  therewith,  (ii) preparing and maintaining the general accounting  records of the Fund and the provision of any such records to the  Co-Managers  useful to the  Co-Managers  in  connection  with  the  Co-Managers'  responsibility  for the  accounting records  of  the  Fund  pursuant  to  Section  31 of the  1940  Act  and  the  rules  promulgated thereunder,  (iii) the pricing or valuation of the shares of the Fund,  including the cost of any pricing or valuation  service or services which may be retained  pursuant to the authorization of the Board of  Directors  of the  Fund,  and (iv) for both mail and wire  orders,  the  cashiering function in connection with the issuance and redemption of the Fund's securities,

                           (d)      the fees and  expenses of the Fund's  Transfer and  Dividend  Disbursing  Agent
                  that relate to the maintenance of each shareholder account,

                           (e)      the charges and expenses of legal counsel and  independent  accountants for the
                  Fund,

                           (f)      brokers'  commissions and any issue or transfer taxes chargeable to the Fund in connection with its securities and futures transactions,

                           (g)      all taxes and  corporate  fees  payable by the Fund to federal,  state or other governmental agencies,

                           (h)      the fees of any trade associations of which the Fund may be a member,

                           (i)      the cost of  certificates  representing,  and/or  non-negotiable  share deposit receipts evidencing, shares of the Fund,

                           (j)      the cost of  fidelity,  directors'  and  officers'  and  errors  and  omissions insurance,

                           (k)      the fees and expenses  involved in registering and maintaining  registration of the Fund and of its shares with the SEC,  and paying  notice  filing fees under state  securities laws,  including  the  preparation  and  printing of the  registration  statement  and the Fund's prospectuses  and  statements  of  additional  information  for filing  under  federal  and state securities laws for such purposes,

                           (l)      allocable  communications  expenses  with respect to investor  services and all expenses  of  shareholders'  and  Directors'  meetings  and of  preparing,  printing  and mailing
                  reports  and  notices  to  shareholders  in  the  amounts   necessary  for  distribution  to  the
                  shareholders,

                           (m)      litigation and indemnification  expenses and other  extraordinary  expenses not incurred in the ordinary course of the Fund's business, and

                           (n)      any expenses  assumed by the Fund  pursuant to a  distribution  and/or  service plan adopted in a manner that is consistent with Rule 12b-1 under the 1940 Act.

                  7.       For the services  provided and the expenses assumed by the Co-Managers  pursuant to this
Agreement,  the Fund will pay to ASISI as full  compensation  therefore a fee at the annual rate(s) as described on the  attached  Schedule A with  respect to the  average  daily net  assets of the Fund.  This fee will be  computed daily,  and will be paid to ASISI  monthly.  The Fund  shall  not pay any fee or other  compensation  to PI for the services  provided  and the  expenses  assumed  pursuant  to this  Agreement.  Provided,  however,  that  upon  any dissolution,  liquidation  or merger  of ASISI  into PI, or in the event  that  ASISI is unable  for any  reason to perform its duties as specified in this  Agreement,  PI shall be entitled to receive the same fees as formerly paid by the Fund to ASISI subject to the performance of the obligations of the Co-Managers hereunder.

                  8.       The  Co-Managers  shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement  relates,  except that the Co-Managers  shall be jointly and severally  liable for any loss  resulting  from a breach of fiduciary  duty with respect to the receipt of  compensation  for  services  (in which case any award of damages  shall be limited to the period and the amount set forth in Section  36(b)(3) of the 1940 Act) or loss  resulting  from  willful  misfeasance,  bad faith or gross negligence on either  Co-Manager's  part in the  performance  of their duties or from reckless  disregard by either
Co-Manager of their  obligations  and duties under this Agreement.  Federal and state laws impose  responsibilities under  certain  circumstances  on persons who act in good faith and,  therefore,  nothing  herein  shall in any way constitute a waiver of limitation of any rights which the Fund may have under applicable law.

                  9.       This  Agreement  shall continue in effect as to each Portfolio for a period of more than two years from the date hereof  only so long as such  continuance  is  specifically  approved at least  annually in conformity with the  requirements of the 1940 Act;  provided,  however,  that this Agreement may be terminated with respect to the Fund or any  Portfolio at any time,  without the payment of any  penalty,  by the Board of Directors of the Fund or by vote of a majority  of the  outstanding  voting  securities  (as defined in the 1940 Act) of such
Portfolio,  or by the  Co-Managers at any time,  without the payment of any penalty,  on not more than 60 days' nor less than 30 days' written notice to the other party.  This Agreement  shall terminate  automatically  in the event of its assignment (as defined in the 1940 Act).

                  10.      Nothing in this  Agreement  shall limit or restrict the right of any officer or employee of the Co-Managers  who may also be a Director,  officer or employee of the Fund to engage in any other business or to devote his or her time and attention in part to the  management  or other aspects of any business,  whether of a similar or dissimilar  nature,  nor limit or restrict the right of the  Co-Managers to engage in any other business or to render  services  of any kind to any other  corporation,  firm,  individual  or  association;  provided  that nothing in this paragraph 10 shall relieve the Co-Managers from the performance of any obligation hereunder.

                  11.      Except as  otherwise  provided  herein or  authorized  by the Board of  Directors of the
Fund from time to time, the  Co-Managers  shall for all purposes  herein be deemed to be  independent  contractors, and shall have no  authority  to act for or  represent  the Fund in any way or  otherwise be deemed an agent of the
Fund or any Portfolio.

                  12.      During the term of this  Agreement,  the Fund agrees to furnish the Co-Managers at their respective  principal offices all prospectuses,  proxy statements,  reports to shareholders,  sales literature,  or other material  prepared for distribution to shareholders of the Fund or the public,  which refer in any way to the
Co-Managers  prior to use thereof  and not to use such  material if the  Co-Managers  reasonably  object in writing within five business days (or such other time as may be mutually  agreed)  after receipt  thereof.  In the event of termination of this  Agreement,  the Fund will continue to furnish to the  Co-Managers  copies of any of the above-
mentioned  materials  which  refer  in  any  way to the  Co-Managers.  Sales  literature  may be  furnished  to the
Co-Managers  hereunder by first-class or overnight mail,  facsimile  transmission  equipment or hand delivery.  The
Fund shall furnish or otherwise make available to the Co-Managers such other  information  relating to the business affairs  of the Fund as the  Cop-Managers  at any  time,  or from  time to  time,  reasonably  request  in order to discharge its obligations hereunder.

                  13.      This  Agreement  may be amended by mutual  consent,  but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.

                  14.      Any  notice or other  communication  required  to be given  pursuant  to this  Agreement shall be deemed duly given if delivered or mailed by registered mail,  postage prepaid to the respective  addresses indicated below;  provided that any party may, by written notice to the others,  designate a different recipient or address for such party:

                   If to the Co-Managers:                   Prudential Investments LLC
                                                            Gateway Center Three
                                                            100 Mulberry Street, 4th Floor
                                                            Newark, NJ  07102-4077
                                                            Attention:  President
                                                                             and
                                                            American Skandia Investment Services,
                                                            Inc.
                                                            One Corporate Drive
                                                            Shelton, CT  06484
                                                            Attention:

                   If to the Fund:                          American Skandia Advisor Funds, Inc.
                                                            One Corporate Drive
                                                            Shelton, CT  06484
                                                            Attention:

                                                            Copy to:
                                                            Prudential Investments LLC
                                                            Gateway Center Three
                                                            100 Mulberry Street, 4th Floor
                                                            Newark, NJ  07102-4077
                                                            Attention:  President

                  15.      This  Agreement  shall be governed by and construed in  accordance  with the laws of the
State of New York.

                  16.      The  Fund  may  use  the  name  "___________  Fund"  or  any  name  including  the  word
"Prudential,"  "Skandia,"  "ASAF," or  "American  Skandia"  only for so long as this  Agreement  or any  extension, renewal or amendment hereof remains in effect,  including any similar  agreement with any organization  which shall have succeeded to the Co-Managers'  business as Co-Managers or any extension,  renewal or amendment  thereof remain in effect.  At such time as such an  agreement  shall no longer be in effect,  the Fund will (to the extent that it lawfully  can)  cease  to use such a name or any  other  name  indicating  that it is  advised  by,  managed  by or otherwise  connected with the Co-Managers,  or any  organization  which shall have so succeeded to such businesses.
In no event  shall  the Fund  use the  name  "___________  Fund."  or any  name  including  the word  "Prudential,"
"Skandia," "ASAF," or "American Skandia" if the Co-Managers'  functions are transferred or assigned to a company of which The Prudential  Insurance Company of America does not have control.  Further provided,  that the Fund's right to use the words  "Skandia,"  "ASAF," or  "American  Skandia"  shall  also be  subject  to the  terms,  conditions, restrictions  and  limitations  governing  the  use  of  such  words  as set  forth  in any  licensing  or  similar agreement(s) that may then be in effect between  Prudential  Financial,  Inc. and Skandia Insurance Company Ltd. Or
their successors or assigns.

                  17.      Liability of the Directors  and  Shareholders.  A copy of the Articles of  Incorporation
                           ---------------------------------------------
of the Fund is on file  with the  Secretary  of the  State of  Maryland,  and  notice  is  hereby  given  that this instrument  are not binding upon any of the  Directors or  shareholders  individually  but is binding only upon the assets and property of the Fund.

                  18.      Questions of  Interpretation.  Any question of  interpretation  of any term or provision
                           ----------------------------
of this  Agreement  having a  counterpart  in or otherwise  derived  from a term or provision of the ICA,  shall be resolved by reference to such term or provision of the ICA and to  interpretations  thereof,  if any, by the United
States courts or, in the absence of any  controlling  decision of any such court,  by rules,  regulations or orders of the  Securities  and  Exchange  Commission  issued  pursuant  to the ICA.  In  addition,  where the  effect of a requirement of the ICA, reflected in any provision of this Agreement,  is related by rules,  regulation or order of the Securities and Exchange  Commission,  such  provision  shall be deemed to incorporate  the effect of such rule, regulation or order.

                 IN  WITNESS  WHEREOF,  the  parties  hereto,  intending  to be legally  bound,  have  caused  this instrument to be executed by their officers designated below as of the day and year above written.

                                               AMERICAN SKANDIA ADVISOR FUNDS, INC.

                                               By:  _____________________________

                                               PRUDENTIAL INVESTMENTS LLC

                                               By:  ____________________________

                                               AMERICAN SKANDIA INVESTMENT SERVICES, INCORPORATED

                                                By:______________________________

                                                    Schedule A

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               ASAF Strong International Equity Fund
            ASAF William Blair International Growth Fund
          ASAF American Century International Growth Fund
                ASAF DeAM international equity fund
                  ASAF PBHG Small-Cap Growth Fund
                  ASAF DeAM Small-Cap Growth Fund
                 ASAF Gabelli Small-Cap Value Fund
               ASAF Goldman Sachs Mid-Cap Growth Fund
             ASAF Neuberger Berman Mid-Cap Growth Fund
              ASAF Neuberger Berman Mid-Cap Value Fund
                   ASAF Alger All-Cap Growth Fund
                  ASAF Gabelli All-Cap Value Fund
                    ASAF INVESCO Technology Fund
                 ASAF INVESCO Health Sciences Fund
                   ASAF ProFund Managed OTC Fund
                     ASAF Alliance Growth Fund
                  ASAF Marsico Capital Growth Fund
            ASAF Goldman Sachs Concentrated Growth Fund
                  ASAF DeAM Large-Cap Growth Fund
                ASAF T. Rowe Price Tax Managed Fund
            ASAF Alliance/Bernstein Growth + Value Fund
               ASAF Sanford Bernstein Core Value Fund
                   ASAF DeAM Large-Cap Value Fund
           ASAF Sanford Bernstein Managed Index 500 Fund
                ASAF Alliance Growth and Income Fund
                  ASAF MFS Growth with Income Fund
                  ASAF INVESCO Capital Income Fund
           ASAF American Century Strategic Balanced Fund
                ASAF Federated High Yield Bond Fund
                 ASAF PIMCO Total Return Bond Fund
                       ASAF Money Market Fund

Schedule dated April 30, 2003.